Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The9 Limited of our report dated June 27, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in The9 Limited’s Annual Report on Form 20-F for the year ended December 31, 2007.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, the People’s Republic of China
December 18, 2008

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